Exhibit 2

Transactions in the Securities of the Issuer Since the Filing of the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased	Price ($)	Date of Purchase

THE RADOFF FAMILY FOUNDATION

Purchase of Common Stock	10,000	3.0215	03/07/2025

BRADLEY L. RADOFF

Purchase of Common Stock	5,000	3.0000	03/05/2025
Purchase of Common Stock	10,000	2.9569	03/05/2025
Purchase of Common Stock	10,000	2.9670	03/06/2025
Purchase of Common Stock	10,000	2.9884	03/06/2025
Purchase of Common Stock	10,000	2.9750	03/06/2025
Purchase of Common Stock	10,000	2.9677	03/06/2025
Purchase of Common Stock	10,000	2.9728	03/06/2025
Purchase of Common Stock	10,000	3.0078	03/06/2025
Purchase of Common Stock	10,000	2.9958	03/06/2025
Purchase of Common Stock	2,370	3.0100	03/06/2025
Purchase of Common Stock	10,000	3.0022	03/07/2025
Purchase of Common Stock	10,000	3.0133	03/07/2025
Purchase of Common Stock	10,000	3.0339	03/07/2025
Purchase of Common Stock	10,000	2.9879	03/07/2025
Purchase of Common Stock	10,000	2.9550	03/07/2025
Purchase of Common Stock	10,000	2.9712	03/07/2025
Purchase of Common Stock	10,000	2.9700	03/07/2025
Purchase of Common Stock	10,000	2.9844	03/07/2025
Purchase of Common Stock	10,000	2.9583	03/10/2025
Purchase of Common Stock	10,000	2.9740	03/10/2025
Purchase of Common Stock	10,000	2.9886	03/10/2025
Purchase of Common Stock	10,000	2.9956	03/10/2025
Purchase of Common Stock	7,000	2.8880	03/11/2025
Purchase of Common Stock	10,000	2.8515	03/11/2025
Purchase of Common Stock	10,000	2.8694	03/11/2025
Purchase of Common Stock	10,000	2.9218	03/12/2025
Purchase of Common Stock	10,000	2.9248	03/12/2025
Purchase of Common Stock	10,000	2.9318	03/12/2025
Purchase of Common Stock	10,730	2.9370	03/12/2025

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased	Price ($)	Date of Purchase

Nerium Partners LP

Purchase of Common Stock	10,000	2.9110	03/03/2025
Purchase of Common Stock	10,000	2.9211	03/04/2025
Purchase of Common Stock	2,500	2.9759	03/05/2025
Purchase of Common Stock	5,000	2.9704	03/06/2025
Purchase of Common Stock	22,500	2.9847	03/07/2025
Purchase of Common Stock	4,000	2.9179	03/10/2025